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                                                                      Exhibit 4c





                             ROWAN COMPANIES, INC.

                                Amendment No. 3
                            to the Rights Agreement
                               as Amended Between
                         the Company and Citibank N.A.
                                as Rights Agent



                      Effective July 24, 1997:

                             Section 7(b) is amended by deleting the reference to the initial dollar amount of the Purchase Price designated therein as "$30.00" and replacing it with "$75.00."